Exhibit 23




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 3, 1998, included in this Current Report on Form 8-K, into Dillard's, Inc.'s previously filed Registration Statement File No. 333-51603 on Form S-3, Registration Statement File No. 33-42500 on Form S-8, Registration Statement File No. 33-42553 on Form S-8 and Registration Statement File No. 33-42499 on Form S-8.


                                      ARTHUR ANDERSEN LLP

Cincinnati, Ohio
July 1, 1998